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Exhibit 99.4

[LETTERHEAD OF KPMG LLP]

Independent Accountants' Report

The Board of Directors
Affiliated Computer Services, Inc.
Long Beach, California

        We have examined management's assertions, included in its representation letter dated August 28, 2003, that Affiliated Computer Services, Inc. (ACS) complied with the following compliance requirements specified in the Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (the Guide) issued by the U.S. Department of Education, Office of the Inspector General, dated December 1996, relative to ACS's administration of the Federal Family Education Loan Program on behalf of its lender clients during the year ended June 30, 2003 and that ACS maintained effective internal control over compliance with the aforementioned compliance requirements as of June 30, 2003:

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  Support for ED Form 799/LaRS

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  Documentation

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  Payment of Loan Origination Fees

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  Interest Benefits—Eligibility, Proper Rate and Proper Calculations

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  Special Allowance Payments—Eligibility and Proper Calculation of Average Daily Balances

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  Accurate Loan Principal Balances

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  Reporting of Sales, Purchases and Transfers

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  Recording of Student Status Changes

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  Payment Processing

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  Due Diligence in the Collection of Loans

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  Timely Filing of Claims

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  Curing Due Diligence/Timely Filing Violations

        As discussed in that representation letter, management is responsible for ACS's compliance with—and the effectiveness of ACS's internal control over compliance with—those requirements. Our responsibility is to express an opinion on management's assertions about ACS's compliance with—and the effectiveness of ACS's internal control over compliance with—the specified compliance requirements based on our examination.

        Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants, Government Auditing Standards, issued by the Comptroller General of the United States, and the Guide and, accordingly, included examining, on a test basis, evidence about ACS's compliance with those requirements; obtaining an understanding of the internal control over compliance with the specified compliance requirements; testing and evaluating the design and operating effectiveness of the internal control; and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on ACS's compliance with specified requirements.

        Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control over compliance with the specified requirements to future periods are subject to the risk that internal control over compliance may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

        In our opinion, management's assertions that ACS complied with the aforementioned compliance requirements for the year ended June 30, 2003 are fairly stated, in all material respects. Also in our opinion, management's assertion that ACS maintained effective internal control over compliance with the aforementioned compliance requirements as of June 30, 2003, is fairly stated, in all material respects, based upon criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

        This report is intended solely for the information and use of the ACS audit committee, management, lender clients, and the U.S. Department of Education and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

August 28, 2003

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[LETTERHEAD OF AFFILIATED COMPUTER SERVICES, INC.]

August 28, 2003

KPMG LLP
717 North Harwood Street
Suite 3100
Dallas, TX 75201-6585

        We, as members of Affiliated Computer Services, Inc. (ACS), are responsible for complying with the requirements of the Federal Family Education Loan (FFEL) Program. We are responsible for, and we have established and maintained, an effective internal control structure over FFEL Program requirements. We have performed an evaluation of ACS' compliance with the following requirements of the FFEL Program during the year ended June 30, 2003. Based on this evaluation, we assert that during the year ended June 30, 2003, ACS has materially complied with the FFEL Program requirements below relative to those services provided to our clients.

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  The loan information (loan types, interest rate, beginning and ending principal loan balances), and loan status (past due, in grace, in deferment) reported in Parts I, II, III, IV, V, and VI of either the Lenders Interest and Special Allowance Request and Report—ED Form 799/LaRS (as applicable), prepared by ACS and submitted to ED on behalf of our lender clients or the billing information prepared by ACS and submitted to our lender clients during the year ended June 30, 2003 agrees with ACS' summary records/ledger and as of June 30, 2003, ACS had effective internal control over compliance with the requirements that such information be in agreement.

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  ACS supported loans reported in either the ED Form 799/LaRS prepared by ACS and submitted to ED on behalf of our lender clients or the billing information prepared by ACS and submitted to our lender clients during the year ended June 30, 2003 with—and as of June 30, 2003, ACS had effective internal control over compliance requirements for supporting loans with—loan records that include all applicable documents listed in Section II, Compliance Requirements 2, of the Audit Guide that our lender clients have contracted with ACS to store.

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  During the year ended June 30, 2003, ACS completely reported, classified and computed, in accordance with ED Form 799/LaRS instructions—and as of June 30, 2003, ACS had effective internal control over compliance with ED Form 799/LaRS instructions for classifying and computing—the loan origination information reported in either Part II of the ED Form 799/Part I of LaRS prepared by ACS and submitted to ED on behalf of our lender clients or the billing information prepared by ACS and submitted to our lender clients. During the year ended June 30, 2003, ACS paid ED—and as of June 30, 2003, ACS had effective internal control over compliance with requirements for payment to ED of—origination fees in excess of interest and special allowance.

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  Loans included in either Part III of the ED Form 799/Part II of LaRS prepared by ACS and submitted to ED on behalf of our lender clients or the billing information prepared by ACS and submitted to our lender clients during the year ended June 30, 2003 were—and as of June 30, 2003, ACS had effective internal control over compliance with requirements that loans are—(1) in a status eligible for interest benefits, (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the HEA, as amended, and (3) classified in the correct interest rate category in accordance with ED Form 799/LaRS instructions. Ending principal amounts, average daily balances, and interest amounts were calculated in accordance with—and as of June 30, 2003, ACS had effective internal controls over compliance with requirements for calculation in accordance with—the ED Form 799/LaRS instructions.

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  Loans included in either Part IV of the ED Form 799/Part III of LaRS prepared by ACS and submitted to ED on behalf of our lender clients or the billing information prepared by ACS and submitted to our lender clients during the year ended June 30, 2003 were,—and as of June 30, 2003, ACS had effective internal control over compliance with requirements that loans are—(1)

    in a status eligible for special allowance and (2) properly categorized on the ED Form 799/LaRS in accordance with the ED Form 799/LaRS instructions. Ending principal balances, average daily balances, and adjustments for differences in average daily balances were calculated in accordance with—and as of June 30, 2003, ACS had effective internal controls over compliance with requirements for calculation in accordance with—the ED Form 799/LaRS instructions.

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  In Parts V and VI of the ED Form 799/ Parts IV and V of LaRS prepared by ACS and submitted to ED on behalf of our lender clients or the billing information prepared by ACS and submitted to our lender clients during the year ended June 30, 2003, ACS properly classified and accurately reported—and as of June 30, 2003, ACS had effective internal control over compliance with requirements to properly classify and report—loan principal balances in accordance with the ED Form 799/LaRS instructions and included all outstanding loans (except those for which the guaranty was voided are not included in Parts IV and V.)

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  Loan purchases and sales made on behalf of our lender clients during the year ended June 30, 2003 were recorded by ACS in accordance with—and as of June 30, 2003, ACS had effective internal control over compliance for recording loan purchases/sales in accordance with applicable loan purchase/sale instructions provided to ACS by their lender clients with respect to the start/end date of eligibility for interest, special allowance and responsibility for payment of loan origination fees. During the year ended June 30, 2003, ACS paid ED—and as June 30, 2003, ACS had effective internal control over compliance with requirements for payments to ED of—loan origination fees which we were responsible for paying on behalf of our lender clients in accordance with the agreements. During the year ended June 30, 2003, ACS recorded completely and accurately in the servicer's loan servicing systems—and as of June 30, 2003, ACS had effective internal control over compliance with requirements to record completely and accurately in the servicer's loan servicing systems—all applicable ED Form 799/LaRS loan data for loans transferred, including beginning balances.

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  Upon receipt of Student Status Confirmation Reports or other notification of change information for loans serviced during the year ended June 30, 2003, ACS accurately updated—and as of June 30, 2003, ACS had effective internal control over compliance with requirements to accurately update—loan records for changes to student status, including conversion to repayment status in accordance with 34 CFR 682.401(b)(20) and 34 CFR 682.209, respectively.

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  For loans serviced during the year ended June 30, 2003, ACS: (a) calculated—and as of June 30, 2003, ACS had effective internal control over compliance with requirements to calculate—interest and principal in accordance with 34 CFR 682.304 and (b) applied—and as of June 30, 2003, ACS had effective internal control over compliance with requirements to apply—(i) loan payments effective with the day of receipt and (ii) prepayments in accordance with 34 CFR 682.209 or the documented specific request of the borrower.

    For loans serviced during the year ended June 30, 2003, ACS complied with—and as of June 30, 2003, ACS had effective internal control over compliance with—the due diligence requirements for collection of delinquent loans, including the requirements for skip-tracing or pre-claims assistance set forth in 34 CFR 682.411(c)-(m).

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  For loans serviced during the year ended June 30, 2003, ACS complied with—and as of June 30, 2003, ACS had effective internal control over compliance with—deadlines for timely filing of claims with the guaranty agency concerning death, disability, false certification, closed schools, or bankruptcy contained in 34 CFR 682.402(b), (c), (d), (e), (f) and (g) for default claims contained in 34 CFR 682.406(a)(5). For loans serviced during the year ended June 30, 2003, ACS accurately categorized—and as of June 30, 2003, ACS had effective internal control over compliance with requirements for accurately categorizing—amounts pertaining to claims in the ED Form 799/LaRS.

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  For loans with timely-filing violations or due diligence violations that were cured during the year ended June 30, 2003, ACS documented that it performed—and, as of June 30, 2003, ACS had effective internal control over compliance with requirements to perform—cure procedures required by 34 CFR 682 Appendix D [Bulletin 88-G-138]. For loans on which a cure was required but that were not cured during the year ended June 30, 2003, ACS properly categorized—and, as of June 30, 2003, ACS had effective internal control over compliance with the requirements to properly categorize—the loans in the ED Form 799/LaRS prepared and submitted to ED on behalf of our lender clients or the billing information prepared by ACS and submitted to our lender clients.

Sincerely,
/s/ MELISS HANKIN
Meliss Hankin Senior Vice President

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APPENDIX A

Background

        The Higher Education Act of 1965 (HEA), as amended, requires each lender, as defined in section 428(b)(1)(U) of the HEA, participating in the Federal Family Education Loan (FFEL) Program to obtain a compliance attestation of its FFEL Program. These compliance attestations are performed in accordance with the AICPA's Professional Standards for Attestation Engagements (SSAE) No. 10, Section 800, the general fieldwork and reporting standards in Government Auditing Standards, issued by the Comptroller General of the United States; and the Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (the Guide) issued by the U.S. Department of Education, Office of Inspector General, dated December 1996.

        Lenders using a third-party service organization(s) to service all or part of its FFEL Program loan portfolio may not be able to make all of the assertions required in Section II of the Audit Guide. In those situations, the Department of Education will accept, as meeting the lender audit requirement, an independent accountants' report based upon an "alternative or combined" engagement as defined in Section III of the Audit Guide. The lender must obtain from the service organization an audit/attestation report that meets the requirements described in Section III of the Audit Guide.

        The independent accountants' report(s) must include their opinion with respect to the service organization's compliance with the specified requirements in Section II of the Audit Guide pertaining to functions carried out by the servicing organization.

        ACS is a for profit third-party student loan servicing organization responsible for the proper and timely performance of many aspects of student loan processing. The primary services provided to the loan holders by ACS are:

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  accepting loan origination and disbursement information on new and existing borrowers;

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  processing of general borrower correspondence, forbearance and deferment requests and borrower status changes;

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  receiving and tracking original, imaged or electronic loan documentation;

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  maintaining borrower demographic information while the student is in school, billing accrued interest to the appropriate parties, and combining multiple loans where appropriate;

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  processing borrower loans through the grace period, placing the loans into repayment and calculating monthly payment amounts; and

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  applying loan payments, calculating delinquency periods, collection activities, claim processing on defaulted loans and cure procedures for defaulted loans rejected by the guarantor.

        The functions described above provide a basis for ACS to prepare information for the quarterly Lender's Interest and Special Allowance Request and Reports (ED Form 799) filed prior to October 1, 2002, and the quarterly Lender Reporting System (LaRS) filings made after October 1, 2002.

        The lender ID's covered by this report are included in Appendix B.

APPENDIX B

Listing of ACS Lender-Client IDs Covered by Compliance Attestation

331455	819012	825550	830931	833325
802176	819438	826351	831008	833347
802933	819504	826442	831211	833356
805317	819873	826799	831299	833361
805595	820163	826855	831419	833364
807510	820164	826884	831458	833395
807542	820166	827735	831495	833405
807596	820418	827756	831539	833422
807974	820480	827800	831543	833471
807983	820622	828257	831640	833505
807989	820734	828707	831692	833585
808058	821620	828798	831785	833616
808125	821623	828863	831925	833617
808626	821690	829064	831997	833653
808717	822170	829174	832304	833659
808732	822371	829505	832537	833685
808865	822425	829626	832547	833733
808936	822427	829639	832640	833741
808956	822904	829677	832793	833770
809921	823817	829691	832908	833789
811076	824038	829704	832919	833806
811077	824206	829775	833078	833860
811325	824287	829924	833079	833872
811571	824515	830005	833090	833921
811577	824746	830308	833175	833922
811613	824749	830480	833197	833923
813749	824780	830485	833207	834004
813891	824901	830628	833233	899996
813934	824935	830631	833278
817970	825163	830713	833285

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